EXHIBIT 23.2


                  CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Form SB-2 on Form S-3 Registration Statement of Good Times Restaurants Inc. (Registration Statement No. 33-72052) of our report dated November 13, 1998 on our audits of the consolidated financial statements of Good Times Restaurants Inc. as of September 30, 1998 and for the years ended September 30, 1998 and 1997, which report is included in the Good Times Restaurants Inc. Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998 (File No. 0-18590). We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.


                                          /s/ Hein + Associates LLP
                                          _______________________
                                          HEIN + ASSOCIATES LLP


Denver, Colorado
January 19, 1999